UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2021

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

Maine
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street	Damariscotta	Maine	04543
(Address of principal executive offices)			(Zip Code)
(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuit to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Page 1
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 Financial Statements and Exhibits Page 1

Signatures                      Page 2

Exhibit Index         Page 3

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2021, Kimberly Swan was sworn in as a member of the Board of Directors of The First Bancorp (the “Company”) and its subsidiary First National Bank (the “Bank”). Ms. Swan will serve as a member of the Board of Directors of the Company and Bank until the 2022 Annual Meeting of Shareholders. She has been appointed to the Company's Governance Committee and the Bank's Directors Loan Committee and Trust Committee.

There are no understandings or arrangements between Ms. Swan and any other persons pursuant to which Ms. Swan was selected as a director of the Company.

Ms. Swan is the 100% owner of Swan Agency Real Estate in Bar Harbor, Maine and has full or partial interests in several other companies. Certain companies with which Ms. Swan is affiliated have loans with the Bank, each of which were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Please refer to exhibit 99.1 filed with this report for the Company’s press release announcing the appointment of Ms. Swan as a director of the Company.

(d) Exhibits.
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The following Exhibit is being furnished herewith:

8-K Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ Richard M. Elder
---------------------
Richard M. Elder
Executive Vice President & Chief Financial Officer
May 3, 2021

Exhibit Index
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Exhibit
Number Description of Exhibit
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8-K Exhibit 99.1